UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AOL Inc.
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On June 4, 2012, AOL Inc. made available the following investor presentation materials.

JUNE 2012 AOL Inc. Response to ISS Report

Forward-Looking Statements
This presentation may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” section contained in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”), filed with the Securities and Exchange Commission.  In addition, we operate a web services company in a highly competitive, rapidly changing and consumer- and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management’s expectations because of changes in such factors.
Achieving our business and financial objectives, including growth in operations and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the “Risk Factors” section contained in the Annual Report as well as, among other things: 1) changes in our plans, strategies and intentions; 2) continual decline in market valuations associated with our cash flows and revenues; 3) the impact of significant acquisitions, dispositions and other similar transactions; 4) our ability to attract and retain key employees; 5) any negative unintended consequences of cost reductions, restructuring actions or similar efforts, including with respect to any associated savings, charges or other amounts; 6) market adoption of new products and services; 7) the failure to meet earnings expectations; 8) asset impairments; 9)
decreased liquidity in the capital markets; 10) our ability to access the capital markets for debt securities or bank financings; 11) the impact of “cyber-warfare” or terrorist acts and hostilities and 12) the approval of the patent transaction with Microsoft Corporation by antitrust authorities and the satisfaction of the other closing conditions to that transaction as well as to factors that could affect the manner, timing and amount of the return of any of the sale proceeds to AOL shareholders including the need for AOL to retain cash for its business or to satisfy liabilities.
Additional Information
In connection with the solicitation of proxies, AOL has filed with the Securities and Exchange Commission, a definitive proxy statement and other relevant documents concerning the proposals to be presented at AOL’s 2012 Annual Meeting of Stockholders.  The proxy statement contains important information about AOL and the 2012 Annual Meeting.  In connection with the 2012 Annual Meeting, AOL has mailed the definitive proxy statement to stockholders.  In addition, AOL files annual, quarterly and special reports, proxy statements and other information with the SEC.  You are urged to read the proxy statement and other information because they contain important information about AOL and the proposals to be presented at the 2012 Annual Meeting.  These documents are available free of charge at the SEC’s website (www.sec.gov) or from AOL at our investor relations website (http://ir.aol.com).  The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.
AOL and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from AOL’s stockholders in connection with the election of directors and other matters to be proposed at the 2012 Annual Meeting.  Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by AOL with the SEC.

10%
(0%)
(10%)
(20%)
(30%)
(40%)
(50%)
(60%)
(70%)
Year-over-Year growth rate
Q4'09
Q1'10
Q2'10
Q3'10
Q4'10
Q1'11
Q2'11
Q3'11
Q4'11
Q1'12
Total Revenue
Adjusted OIBDA

We believe AOL is nearing an inflection point on our path
toward revenue and Adjusted OIBDA growth

Now vs. Then
Q4'09 Q1'12
Total Revenue (17%) (4%)
Adjusted OIBDA (42%) (5%)
We believe AOL’s revenue trend improvements and cost cutting initiatives have set the
Company up for future revenue and Adjusted OIBDA growth
AOL had its lowest
Adjusted OIBDA
decline in 4 years in
the first quarter of
2012
(17%)
(4%)
(42%)
(5%)

Claim: AOL does not deserve full credit for its 33% increase in stock price for the last twelve months ended May 31, 2012, vs. 2% for NASDAQ
RESPONSE: We believe the AOL Board’s actions have helped our stock performance while
Starboard’s actions have only hindered it
Starboard Action Date Stock Price Change
Sends first public letter to Board 12/21/2011
+ 2%
Nominates 5 directors 2/24/2012
- 1%
Files Schedule 13D 2/16/2012 Flat
Sends public letter to Board following patent-sale rumors 3/30/2012
- 2%
Sends public letter voicing concerns about capital allocation 4/10/2012
- 6%
AOL Action Date Stock Price Change
Authorizes $250 million share repurchase 8/11/2011 + 12%
Q3 earnings beat guidance 11/2/2012 + 12.5%
Q4 earnings beat guidance 2/1/2012 + 10%
Announces $1.1 billion patent transaction with MSFT 4/9/2012 + 43%
Q1 earnings beat guidance 5/9/2012 + 3.5%
Even Starboard’s purchases of AOL stock, we believe, have not driven our stock price increases: Starboard acquired approximately
85% of the AOL shares they own in 2011, while AOL’s stock is up almost 80% since the beginning of 2012. Moreover, while
Starboard bought approximately 5%, AOL’s board oversaw the repurchase of over 10% of the stock in 2011.

Starboard misleadingly claims credit for the patent transaction, but the truth is that
AOL hired advisors and initiated the process to realize the value of its non-strategic patents in July 2011 – five months before Starboard’s first letter

AOL’s strategy and investment is focused on increasing
revenue while continuing to reduce the significant cost base we inherited
Illustrative AOL Branded Content Channel
Potential Direct Revenue Less Costs
(1)
Margin
Assuming Fixed Cost Base
Direct Revenue 100%
Costs
(1)
80%
% Revenue 20%
Cost
Reduction
Revenue Growth Rate
0% 5% 10% 15%
0% 20% 24% 27% 30%
5% 24% 28% 31% 34%
10% 28% 31% 35% 37%
15% 32% 35% 38% 41%
• Prior to shared corporate and technology costs, many
AOL properties are profitable with industry margins
• AOL believes Starboard’s analysis incorrectly allocates
100% of AOL’s shared corporate and technology
infrastructure to one area of AOL’s business
• There is significant leverage to the model when
revenue grows and/or costs are reduced
• AOL is growing advertising revenue again
• AOL has a track record of expense reduction
1 Costs are prior to shared corporate and infrastructure costs and include, among others: traffic acquisition, content, ad sales, direct technology and marketing expenses

Claim: AOL’s cost structure is inefficient
RESPONSE: AOL has a track record of cutting expenses. We believe AOL has a model for creating profitable stand-alone properties with attractive margins and that AOL’s current revenue and cost initiatives have increased and will continue to meaningfully increase profitability

Key Actions
Cost reductions have been a significant part of the AOL turnaround. We reduced Adjusted OIBDA expenses by
$0.5 billion in 2010.
After completing acquisition integration in early 2011, we have reduced costs from Q2 2011 to Q1 2012 by a $140 million annual run-rate
Annual Operating Expense Reduction Headcount Reduction (excl. Patch)
Patch
Note: $ in billions
1 2012 run rate based on AOL’s Q1 expense rate
2 Huffington Post & goviral acquisitions
Claim: The process which resulted in AOL reducing expenses by $500 million has now become “anathema”
RESPONSE: AOL has a track record of expense reduction. After expenses increased in Q1 and Q2
2011 as the Company integrated the acquisitions of goviral and The Huffington Post, AOL has meaningfully reduced expenses since then at an annual run-rate of $140 million.
AOL reduced its expense base by $0.5 billion or 23%

•
AOL has made the difficult decision to invest in hyper-local through its P&L rather than through acquisitions
• Patch’s national footprint is highly attractive to national advertisers, a critical component of local advertising
•
2011 was the high water mark in terms of Adjusted OIBDA investment
•
AOL expects Patch to generate between $40 and $50 million in revenue in 2012
In Just 1.5 Years Patch Has Grown its Usage
From Number 10 to Number 5 in Local
We Believe That In Just 3 Years From Inception,
Patch will Generate $40-$50 Million in Revenue
The Board has been actively involved in the decision to ramp up Patch to take advantage of this growing opportunity and is firmly committed to Patch run-rate profitability by Q4 2013. Your Board will maintain its rigorous oversight of this initiative and will not continue the investment if this goal is not met.

Claim: AOL’s investment in Patch has been ineffective
RESPONSE:
Local advertising is expected to be a $40 billion market within 4 years. We believe we have created a game changing hyper-local platform for that market and we have a plan to operate
Patch more efficiently
Source:  comScore (May 2012)

AOL’s revenue trends have improved rapidly as we have streamlined the business
• Trends in AOL’s subscription and search & contextual revenue streams have materially improved, with
Q1 2012 percentage year-over-year decline in subscription revenue and search and contextual revenue almost half and one-third, respectively, what they were in Q4 2009
•
Third Party Network revenue is increasing faster than traffic acquisition cost¹
The Board has been actively engaged in rigorous oversight throughout our turnaround, including:
• Continuing to reduce costs every quarter since Q2 2011
• Routinely reviewing Patch, including approving the rapid expansion of the Patch rollout
The Board has a clear and consistent pattern of bold actions to deliver shareholder value
• In 2011, we initiated a $250 million stock repurchase authorization
• In 2012, we will generate over $1 billion in stockholder value from the Microsoft patent transaction and we intend to return all proceeds to our stockholders

Claim: AOL’s Board has “dug in its heels” and has moved away from its disciplined strategic analysis
RESPONSE: We believe AOL has taken aggressive action to turn around the Company and deliver shareholder value; these actions are indicative of the rigorous oversight AOL’s Board consistently applies
1 Traffic acquisition cost (TAC) is the commission AOL pays third party publishers to sell advertising inventory on those publishers online properties
• After exiting approximately $250 million of unprofitable revenue in 2010, which impacted comparisons significantly, AOL’s advertising revenue has grown year-over-year in each of the last five quarters
• In 2010, AOL delivered $650 million in shareholder value by divesting non-core assets, including Bebo, buy.at, DMS, ICQ and certain real estate properties
•
Reducing annual Adjusted OIBDA expenses by $500 million (ex Patch) and headcount by 37

1 “New media” includes the Internet, websites, computer multimedia, video games, CD-ROMs and DVDs
2 Defined as serving on a public internet company board with greater than $500 million in annual revenues
New Media Experience
1
NONE
Public Internet Company
Board Experience
2
NONE NONE
CEO/ CFO/CMO
Experience
NONE NONE
Operating Company
Claim: Starboard nominees Dennis Miller and Jeffrey Smith have the “background” and “experience” to make votes for them warranted
RESPONSE: We believe AOL’s nominees each have significantly greater relevant experience.
AOL has reached out to Starboard on numerous occasions to discuss the addition of mutually acceptable directors – all of these efforts have been rebuffed by Starboard.

AOL fully disclosed the details of Tim Armstrong’s employment agreement and the value of his equity award to investors:
• The employment agreement and award agreements with all performance measures were promptly and publicly filed with the SEC (Exhibits 10.1 and 10.3 through 10.9 to the Form 10-Q for Q1 2012)
• The value of the recent equity grant was disclosed in a public filing with the SEC (Form 8-K filed on March 30, 2012). AOL also stated in that filing that the recent equity grants were anticipated to be effective after the earnings announcement for Q1 2012
• AOL Proxy Statement stated that there would not be any additional equity grants until after the
2012 Annual Meeting (see page 28)
Tim Armstrong elected to forego his bonus in fiscal year 2009
• Additionally, according to ISS, Mr. Armstrong’s total compensation in fiscal year 2011 was approximately 50% of the ISS’ CEO peer median total compensation
AOL has been and will continue to be fully transparent with investors regarding Tim Armstrong’s compensation
Claim: AOL has not disclosed the specifics regarding CEO Tim Armstrong’s compensation
RESPONSE: We believe that AOL has been completely transparent regarding Tim Armstrong’s employment agreement and equity award

JUNE 2012 AOL Inc. Urges You to Vote The WHITE Proxy Card

Reconciliation of Non-GAAP Measures (1)
(in millions) 2010 2011 2012
Three months ended Year ended Three months ended Year ended
Three
months
ended
Adjusted operating income before depreciation and
amortization
(OIBDA)
2
31-Mar 30-Jun 30-Sep 31-Dec 31-Dec 31-Mar 30-Jun 30-Sep 31-Dec 31-Dec 31-Mar
Operating income (loss) $80.7 ($1,331.8) $201.1 $67.4 ($982.6) ($11.8) ($5.8) $8.6 $54.8 $45.8 $31.4
Add: Depreciation 54.3 51.9 46.9 43.2 196.3 44.4 42.4 38.3 35.8 160.9 36.1
Add: Amortization of intangible assets  62.2 35.7 22.8 24.6 145.3 24.2 26.7 22.6 18.5 92.0 9.8
Add: Restructuring costs 23.4 11.1 (0.4) (0.3) 33.8 27.8 0.6 7.1 2.8 38.3 7.4
Add: Equity-based compensation 9.7 9.2 8.3 8.9 36.1 10.4 11.0 10.3 10.8 42.5 8.6
Add: Asset impairments and write-offs 1.4 1,415.9 7.8 1.4 1,426.5 1.5 2.7 0.9 2.5 7.6 0.9
Add: Losses/(gains) on disposal of consolidated
businesses, net
0.0 0.0 (119.6) 13.6 (106.0) 1.6 - - - 1.6 -
Add: Losses/(gains) on other asset sales (0.4) (0.1) (0.7) (0.8) (2.0) 1.0 (1.0) (0.6) (0.6) (1.2) (0.4)
Adjusted OIBDA $231.3 $191.9 $166.2 $158.0 $747.4 $99.1 $76.6 $87.2 $124.6 $387.5 $93.8
1
This schedule includes the financial measure Adjusted OIBDA, which is a non-GAAP financial measure. This measure may be different than similarly-titled non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP)
2
   We define Adjusted OIBDA as operating income before depreciation and amortization excluding the impact of restructuring costs, noncash equity-based compensation, gains and losses on all disposals of assets (including those recorded in costs of revenues) and noncash asset impairments. We consider Adjusted OIBDA to be a useful metric for management and investors to evaluate and compare the performance of our business on a consistent basis across reporting periods, as it eliminates the effect of noncash items such as depreciation of tangible assets, amortization of intangible assets that were primarily recognized in business combinations and asset impairments and write-offs, as well as the effect of restructurings and gains and losses on asset sales, which we do not believe are indicative of our core operating performance. We exclude the impacts of equity-based compensation to allow us to be more closely aligned with the industry and analyst community.
A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business or the current or future expected cash expenditures for restructuring costs.  The Adjusted OIBDA measure also does not include equity-based compensation, which is and will remain a key element of our overall long-term compensation package.
Moreover, the Adjusted OIBDA measures do not reflect gains and losses on asset sales or impairment charges related to goodwill, intangible assets and fixed assets which impact our operating performance.  We evaluate the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets, investment spending levels and return on capital.